UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 20, 2017

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a
Registrant.

Amended Senior Facilities Agreement

Unitymedia Hessen GmbH & Co. KG (the “Original Borrower”) as original borrower, the other guarantors named therein (the “Guarantors”), The Bank of Nova Scotia as facility agent (the “Facility Agent”) and Credit Suisse AG, London Branch as security trustee (the “Security Trustee”), among others, are parties to a Senior Facilities Agreement, originally dated July 25, 2014 (as amended from time to time prior to the date of the Amendment and Restatement Agreement (as defined below), the “Senior Facilities Agreement”). The Original Borrower and each of the Guarantors is a wholly-owned subsidiary of Liberty Global plc.

On June 19, 2017, the Original Borrower, the Guarantors, Unitymedia Finance LLC (the “US Borrower”), the Facility Agent and the Security Trustee entered into an amendment and restatement agreement (the “Amendment and Restatement Agreement”), to amend and restate the Senior Facilities Agreement (the Senior Facilities Agreement, as amended and restated by the Amendment and Restatement Agreement, the “Amended Senior Facilities Agreement”).

The Amendment and Restatement Agreement amended and restated in full the Senior Facilities Agreement and, among other things, made changes to the financial covenants, widened the scope of certain exceptions to the negative covenants, revised the change-of-control provision to allow for certain internal restructurings, amended certain default provisions and made administrative and consequential changes. The Amended Senior Facilities Agreement provides for the future incurrence of additional term loan and revolving credit facilities thereunder; however, no additional indebtedness was incurred at the time of the effectiveness of the Amended Senior Facilities Agreement.

All other terms of the Senior Facilities Agreement remain in full force and effect under the Amended Senior Facilities Agreement, and all loans and commitments outstanding under the Senior Facilities Agreement continue to be outstanding under the Amended Senior Facilities Agreement.

The Amendment and Restatement Agreement and the Amended Senior Facilities Agreement are attached hereto as Exhibit 4.1 and are incorporated herein by reference. The foregoing description of the Amended Senior Facilities Agreement is not complete and is subject to and qualified in its entirety by reference to the full text thereof set forth in Exhibit 4.1.

Facility C and Facility D Accession Agreements

The Original Borrower and the US Borrower have entered into the financing described below by way of additional facilities drawn under the Amended Senior Facilities Agreement. The US Borrower and the Original Borrower are direct or indirect subsidiaries of Unitymedia GmbH (the “Parent”) and the Parent is an indirect subsidiary of Liberty Global plc.

On October 20, 2017, the Original Borrower, the Parent, the Facility Agent and the Security Trustee, among others, entered into a €825.0 million ($972.2 million at the October 20, 2017 exchange rate) additional facility accession agreement (the “Facility C Accession Agreement”) pursuant to the Amended Senior Facilities Agreement. Under the terms of the Facility C Accession Agreement, certain lenders have agreed to provide a €825.0 million term loan facility (“Facility C”) to the Original Borrower. The final maturity date for Facility C will be January 15, 2027. Facility C will bear interest at a rate of EURIBOR plus 2.75% per annum subject to a EURIBOR floor of 0%. Facility C can be utilised by the Original Borrower for its general corporate purposes and working capital purposes including the repayment or prepayment of existing indebtedness and the payment of fees and expenses in connection with Facility C or other transactions related thereto.

On October 20, 2017, the US Borrower, the Original Borrower, the Parent, the Facility Agent and the Security Trustee, among others, entered into a $850.0 million additional facility accession agreement (the “Facility D Accession Agreement”) pursuant to the Amended Senior Facilities Agreement. Under the terms of the Facility D Accession Agreement, certain lenders have agreed to provide a $850.0 million term loan facility (“Facility D”) to the US Borrower. The final maturity date for Facility D will be January 15, 2026. Facility D will bear interest at a rate of LIBOR plus 2.25% per annum subject to a LIBOR floor of 0%. Facility D can be utilised by the US Borrower for its general corporate purposes and working capital purposes including the repayment or prepayment of existing indebtedness and the payment of fees and expenses in connection with Facility D or other transactions related thereto.

The net proceeds of such advances under Facility C and Facility D will be used to redeem, satisfy and discharge in full or in part (i) the 5.5% senior secured notes due 2023 issued by the Original Borrower and Unitymedia NRW GmbH (“NRW”), (ii) the 5.75% senior secured notes due 2023 issued by the Original Borrower and NRW, (iii) the 5.125% senior secured notes due 2023 issued by the Original Borrower and NRW and/or (iv) any other existing indebtedness of any member of the Group (as defined in the Amended Senior Facilities Agreement).

The Facility C Accession Agreement and the Facility D Accession Agreement provide that the lenders under Facility C and Facility D (as applicable) consent to the amendments to the covenants and other provisions of the Amended Senior Facilities Agreement and the Finance Documents (as defined in the Amended Senior Facilities Agreement) outlined in the Facility C Accession Agreement and the Facility D Accession Agreement (as applicable) (including in the schedule thereto). Once the consent of the requisite lenders is obtained under the Amended Senior Facilities Agreement, such amendments may be implemented at the election of the Original Borrower and/or the US Borrower.

The foregoing descriptions of Facility C and Facility D and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Facility C Accession Agreement, a copy of which is attached hereto at Exhibit 4.2, and the Facility D Accession Agreement, a copy of which is attached hereto at Exhibit 4.3.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Name

4.1
Amendment and Restatement Agreement dated June 19, 2017 between, among others, Unitymedia Hessen GmbH & Co. KG as original borrower, The Bank of Nova Scotia as Facility Agent and Credit Suisse AG as Security Trustee, London Branch and, attached as a schedule thereto, a copy of the Senior Facilities Agreement, originally dated July 25, 2014, between, among others, Unitymedia Hessen GmbH & Co. KG as original borrower, The Bank of Nova Scotia and Credit Suisse AG, London Branch as amended and restated by the Amendment and Restatement Agreement.

4.2
Additional Facility C Accession Agreement dated October 20, 2017 and entered into between, among others, Unitymedia Hessen GmbH & Co. KG, Unitymedia GmbH, The Bank of Nova Scotia as Facility Agent and Credit Suisse AG, London Branch as Security Trustee.

4.3
Additional Facility D Accession Agreement dated October 20, 2017 and entered into between, among others, Unitymedia Hessen GmbH & Co. KG, Unitymedia Finance LLC, Unitymedia GmbH, The Bank of Nova Scotia as Facility Agent and Credit Suisse AG, London Branch as Security Trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: October 26, 2017